Parker Drilling Reports 2019 Fourth Quarter Results

HOUSTON, March 3, 2020 - Parker Drilling Company today announced results for the fourth quarter ended December 31, 2019, which included a net loss of $2.1 million, or a $0.14 loss per share on revenues of $156.3 million. Fourth quarter Adjusted EBITDA was $25.9 million (1).
Michael W. Sumruld, the Company’s Senior Vice President and CFO, said, “We are very pleased with our results in 2019 despite the ongoing challenges in the U.S. markets. Our substantial improvement across all business segments was due to the intense focus our employees have on providing innovative, reliable, and efficient solutions to our customers so they can minimize their operational risks and overall well costs. In particular, our O&M backlog grew over 250% to $627 million at the end of 2019 from $176 million at the end of 2018. We believe our focus on capital efficiency positions us to generate long-term positive cash flow going forward.

“Our fourth-quarter results were in-line with our expectations, reflecting weaker industry conditions in the U.S. and improving conditions in several of our key international markets. In the U.S., our rental tools results were generally in line with the decline in the U.S. rig count and our (lower 48) drilling results were impacted by seasonally lower utilization in the inland waterways of the Gulf of Mexico. In the International rental tools and International and Alaska drilling segments, we posted sequential revenue improvement in the fourth quarter as rental tools experienced higher utilization of our surface and tubulars product line in Guyana, the U.A.E., and India, while drilling benefited from the new Alaska O&M contract, higher utilization in Mexico, and our recently awarded barge rig contract in Kazakhstan,” concluded Sumruld.
Fourth Quarter Review
Parker Drilling’s revenues for the 2019 fourth quarter, compared with the 2019 third quarter, decreased 2.4 percent to $156.3 million from $160.1 million. Operating gross margin, excluding depreciation and amortization expense ("gross margin"), decreased 24.3 percent to $32.2 million from $42.6 million and gross margin as a percentage of revenues was 20.6 percent, compared with 26.6 percent for the 2019 third quarter.
Rental Tools Services
For the Company’s rental tools services business, which is comprised of the U.S. rental tools and International rental tools segments, fourth quarter revenues decreased 7.8 percent to $67.6 million from $73.3 million for the third quarter. Gross margin decreased 22.3 percent to $21.4 million from $27.6 million, and gross margin as a percentage of revenues was 31.7 percent, as compared with 37.6 percent for the 2019 third quarter.
U.S. Rental Tools
U.S. rental tools segment revenues decreased 13.7 percent to $42.5 million in the 2019 fourth quarter from $49.3 million for the 2019 third quarter. Gross margin decreased 26.1 percent to $17.6 million in the 2019 fourth quarter, compared with gross margin of $23.7 million in the 2019 third quarter. The decrease in revenue and gross margin resulted primarily from reduced activity that mirrored the decline in U.S. land rig count and the completion of several deep-water projects midway through the fourth quarter, partially offset by higher revenue from operations in the Permian Basin and Eagle Ford Shale Play.
International Rental Tools
International rental tools segment revenues increased 4.2 percent to $25.1 million in the 2019 fourth quarter from $24.1 million for the 2019 third quarter. Gross margin of $3.9 million in the 2019 fourth quarter was flat with the 2019 third quarter. The increase in revenues was primarily the result of additional activity in certain of our international markets, including Guyana, UAE and India.

(1)
Adjusted EBITDA is a non-GAAP financial measure. See the reconciliation and table of net income/(loss) to EBITDA and Adjusted EBITDA later in this release for more information on non-GAAP financial measures.

Drilling Services
For the Company’s drilling services business, which is comprised of the U.S. (lower 48) drilling and the International & Alaska drilling segments, fourth quarter revenues increased 2.2 percent to $88.7 million from $86.8 million for the third quarter. Gross margin decreased 28.1 percent to $10.8 million from $15.0 million, and gross margin as a percentage of revenues was 12.2 percent, compared with 17.3 percent for the 2019 third quarter.
U.S. (Lower 48) Drilling
U.S. (lower 48) drilling segment revenues decreased 32.7 percent to $9.7 million in the 2019 fourth quarter from $14.5 million for the 2019 third quarter. Gross margin was $0.1 million in the 2019 fourth quarter, compared with $3.9 million in the third quarter. Revenues and gross margin were lower as a result of seasonal declines in an already depressed inland waterway market, where the Company's barge utilization rates declined to 14% in the fourth quarter from 21% in the third quarter. Also, revenue from the O&M project in California was lower as the project transitioned from the re-activation phase to ongoing plug & abandonment operations.
International & Alaska Drilling
International & Alaska drilling segment revenues increased 9.3 percent to $79.0 million in the 2019 fourth quarter from $72.3 million for the 2019 third quarter. Gross margin decreased 3.6 percent to $10.7 million in the 2019 fourth quarter, compared with $11.1 million in the 2019 third quarter. The increase in revenue was primarily due to higher reimbursable revenues from our Sakhalin O&M work, a full quarter of work for the Alaska O&M contract, higher utilization in Mexico, and our barge rig in Kazakhstan returning to service on a standby rate. This was partially offset by our owned rig in Sakhalin going on a standby rate midway through the fourth quarter as well as lower activity in the Kurdistan region of Iraq after two rigs completed work at the end of July. For the fourth quarter, rig utilization was 50% compared to 45% in the third quarter. This mix of activity resulted in a slight gross margin contraction.
Consolidated
General and administrative expense was $6.4 million for the 2019 fourth quarter. Total liquidity at the end of the quarter was $135.9 million, consisting of $105.0 million in cash and cash equivalents and $30.9 million available under the Company's credit facility.
Capital expenditures in the fourth quarter were $24.4 million and totaled $80.3 million for the full year when combining activity in both predecessor and successor periods, with the majority of capital expenditures directed to the Company's rental tools services business.

Conference Call
Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Wednesday, March 4, 2020, to review reported results. The call will be available by telephone by dialing (+1) (412) 902-0003 and asking for the Parker Drilling Fourth Quarter Conference Call. The call can also be accessed through the Investor Relations section of the Company’s website. A replay of the call can be accessed on the Company’s website for 12 months and will be available by telephone through March 11, 2020, at (+1) (201) 612-7415, conference ID 13699249#.
Cautionary Statement
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). All statements contained in this news release, other than statements of historical facts, are forward-looking statements for purposes of these provisions. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “may,” “should,” “plan,” “seek,” “forecast,” “target,” “will,” and “would” or similar words. Forward-looking statements are based on certain assumptions and analyses we make in light of our experience and perception of historical trends, current conditions, expected future developments, and other factors we believe are relevant. Although we believe our assumptions are reasonable based on information currently available, those assumptions are subject to significant risks and uncertainties, many of which are outside our control. Each forward-looking statement speaks only as of the date of this news release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. You should be aware that certain events could have a material adverse effect on our business, results of operations, financial condition, and cash flows. For more information about such events, see “Risk Factors” described in Item 1A. of the Company’s Annual Report filed on Form 10-K, along with additional risk factors described from time to time in our SEC filings.

This news release contains non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided in the following tables.
Company Description
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's drilling services business serves operators through the use of Parker-owned and customer-owned rig fleets in select U.S. and international markets, specializing in remote and harsh environment regions. The Company's rental tools services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.

Contact: Investor Relations, (+1) (281) 406-2000, IR@parkerdrilling.com.

PARKER DRILLING COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in Thousands)
(Unaudited)
	Successor	Predecessor
	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$104,951	$48,602
Restricted cash	—	10,389
Accounts receivable, net	166,456	136,437
Rig materials and supplies	23,267	36,245
Deferred costs	5,223	4,353
Other tax assets	2,949	2,949
Other current assets	17,688	27,929
Total current assets	320,534	266,904
Property, plant and equipment, net	299,768	534,371
Intangible assets, net	13,675	4,821
Rig materials and supplies	4,766	12,971
Deferred income taxes	4,416	2,143
Other non-current assets	39,689	7,204
Total assets	$682,848	$828,414
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Debtor in possession financing	$—	$10,000
Accounts payable	55,104	39,678
Accrued liabilities	57,954	35,385
Accrued income taxes	5,058	3,385
Total current liabilities	118,116	88,448
Long-term debt	177,937	—
Other long-term liabilities	25,892	11,544
Long-term deferred tax liability	7,002	510
Commitments and contingencies
Total liabilities not subject to compromise	328,947	100,502
Liabilities subject to compromise	—	600,996
Total liabilities	328,947	701,498
Stockholders’ equity:
Predecessor preferred stock	—	500
Predecessor common stock	—	1,398
Predecessor capital in excess of par value	—	766,347
Predecessor accumulated other comprehensive income (loss)	—	(6,879)
Successor common stock	150	—
Successor capital in excess of par value	347,340	—
Successor accumulated other comprehensive income (loss)	(98)	—
Retained earnings (accumulated deficit)	6,509	(634,450)
Total stockholders’ equity	353,901	126,916
Total liabilities and stockholders’ equity	$682,848	$828,414

PARKER DRILLING COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Successor		Predecessor
	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended December 31,
	2019	2019	2018
Revenues	156,281	160,083	129,148
Expenses:
Operating expenses	124,040	117,486	100,993
Depreciation and amortization	20,779	20,329	24,340
	144,819	137,815	125,333
Total operating gross margin	11,462	22,268	3,815
General and administrative expense	(6,374)	(5,983)	4,439
Loss on impairment	—	—	(6,708)
Gain (loss) on disposition of assets, net	371	(92)	(1,598)
Pre-petition restructuring charges	—	—	(21,820)
Reorganization items	—	(211)	(9,789)
Total operating income (loss)	5,459	15,982	(31,661)
Other income (expense):
Interest expense	(6,121)	(7,118)	(8,778)
Interest income	151	362	15
Other	714	(258)	(414)
Total other income (expense)	(5,256)	(7,014)	(9,177)
Income (loss) before income taxes	203	8,968	(40,838)
Income tax expense
Current tax expense	1,621	3,031	2,118
Deferred tax expense (benefit)	703	1,948	117
Total income tax expense	2,324	4,979	2,235
Net income (loss)	(2,121)	3,989	(43,073)
Less: Predecessor preferred stock dividend	—	—	—
Net income (loss) available to common stockholders	$(2,121)	$3,989	$(43,073)
Basic earnings (loss) per common share:	$(0.14)	$0.27	$(4.60)
Diluted earnings (loss) per common share:	$(0.14)	$0.27	$(4.60)
Number of common shares used in computing earnings per share:
Basic	15,045,276	15,044,739	9,367,697
Diluted	15,170,356	15,044,739	9,367,697

PARKER DRILLING COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Successor	Predecessor
	Nine Months Ended December 31,	Three Months Ended March 31,	Year Ended December 31,
	2019	2019	2018
Revenues	$472,395	$157,397	$480,821
Expenses:
Operating expenses	354,175	120,871	378,104
Depreciation and amortization	61,499	25,102	107,545
	415,674	145,973	485,649
Total operating gross margin	56,721	11,424	(4,828)
General and administrative expense	(17,967)	(8,147)	(24,545)
Loss on impairment	—	—	(50,698)
Gain (loss) on disposition of assets, net	226	384	(1,724)
Pre-petition restructuring charges	—	—	(21,820)
Reorganization items	(1,173)	(92,977)	(9,789)
Total operating income (loss)	37,807	(89,316)	(113,404)
Other income (expense):
Interest expense	(20,902)	(274)	(42,565)
Interest income	887	8	91
Other	(188)	(10)	(2,023)
Total other income (expense)	(20,203)	(276)	(44,497)
Income (loss) before income taxes	17,604	(89,592)	(157,901)
Income tax expense
Current tax expense	5,190	2,341	8,225
Deferred tax expense (benefit)	5,905	(1,685)	(429)
Total income tax expense	11,095	656	7,796
Net income (loss)	6,509	(90,248)	(165,697)
Less: Predecessor preferred stock dividend	—	—	2,719
Net income (loss) available to common stockholders	$6,509	$(90,248)	$(168,416)
Basic earnings (loss) per common share:	$0.43	$(9.63)	$(18.09)
Diluted earnings (loss) per common share:	$0.43	$(9.63)	$(18.09)
Number of common shares used in computing earnings per share:
Basic	15,044,919	9,368,322	9,311,722
Diluted	15,060,365	9,368,322	9,311,722

PARKER DRILLING COMPANY
SELECTED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	Successor		Predecessor
	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended December 31,
	2019	2019	2018
Revenues:
U.S. rental tools	$42,506	$49,256	$48,756
International rental tools	25,070	24,067	21,587
Total rental tools services	67,576	73,323	70,343
U.S. (lower 48) drilling	9,744	14,487	2,562
International & Alaska drilling	78,961	72,273	56,243
Total drilling services	88,705	86,760	58,805
Total revenues	156,281	160,083	129,148

Operating expenses:
U.S. rental tools	24,952	25,513	23,639
International rental tools	21,193	20,243	20,052
Total rental tools services	46,145	45,756	43,691
U.S. (lower 48) drilling	9,625	10,549	5,250
International & Alaska drilling	68,270	61,181	52,052
Total drilling services	77,895	71,730	57,302
Total operating expenses	124,040	117,486	100,993

Operating gross margin (loss):
U.S. rental tools	17,554	23,743	25,117
International rental tools	3,877	3,824	1,535
Total rental tools services	21,431	27,567	26,652
U.S. (lower 48) drilling	119	3,938	(2,688)
International & Alaska drilling	10,691	11,092	4,191
Total drilling services	10,810	15,030	1,503
Total operating gross margin excluding depreciation and amortization	32,241	42,597	28,155
Depreciation and amortization	(20,779)	(20,329)	(24,340)
Total operating gross margin	$11,462	$22,268	$3,815

PARKER DRILLING COMPANY
ADJUSTED EBITDA
(Dollars in Thousands)
(Unaudited)

	Successor			Predecessor
	Three Months Ended			Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Net income (loss) available to common stockholders	$(2,121)	$3,989	$4,641	$(90,248)	$(43,073)
Interest expense	6,121	7,118	7,663	274	8,778
Income tax expense	2,324	4,979	3,792	656	2,235
Depreciation and amortization	20,779	20,329	20,391	25,102	24,340
EBITDA	27,103	36,415	36,487	(64,216)	(7,720)
Adjustments:
Loss on impairment	—	—	—	—	6,708
(Gain) loss on disposition of assets, net	(371)	92	53	(384)	1,598
Pre-petition restructuring charges (1)	—	—	—	—	11,411
Reorganization items	—	211	962	92,977	9,789
Interest income	(151)	(362)	(374)	(8)	(15)
Other	(714)	258	644	10	414
Adjusted EBITDA (1) (2)	$25,867	$36,614	$37,772	$28,379	$22,185

(1)	Pre-petition restructuring charges have been allocated to the respective period in which the expense was incurred. Accordingly adjusted EBITDA will differ from what was reported previously.

(2)
We believe Adjusted EBITDA is an important measure of operating performance because it allows management, investors, and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), remeasurement of foreign currency transactions, tax consequences, impairment and other special items. Special items include items impacting operating expenses that management believes detract from an understanding of normal operating performance. Management uses Adjusted EBITDA as a supplemental measure to review current period operating performance and period to period comparisons. Our Adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. Generally Accepted Accounting Principles (GAAP), and should not be considered in isolation or as an alternative to operating income or loss, net income or loss, cash flows provided by or used in operating, investing, and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

PARKER DRILLING COMPANY
RECONCILIATION OF ADJUSTED EARNINGS PER SHARE
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Successor		Predecessor
	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended December 31,
	2019	2019	2018
Net income (loss) available to common stockholders	$(2,121)	$3,989	$(43,073)
Diluted earnings (loss) per common share	$(0.14)	$0.27	$(4.60)

Adjustments:
Loss on impairment	$—	$—	$6,708
Net adjustments	—	—	6,708
Adjusted net income (loss) available to common stockholders (1)	$(2,121)	$3,989	$(36,365)
Adjusted diluted earnings (loss) per common share (1)	$(0.14)	$0.27	$(3.88)

(1)
We believe Adjusted net income (loss) available to common stockholders and Adjusted diluted earnings (loss) per common share are useful financial measures for investors to assess and understand operating performance for period to period comparisons. Management views the adjustments to Net income (loss) available to common stockholders and Diluted earnings (loss) per common share to be items outside of the Company’s normal operating results. Adjusted net income (loss) available to common stockholders and Adjusted diluted earnings (loss) per common share are not measures of financial performance under GAAP, and should not be considered in isolation or as an alternative to Net income (loss) available to common stockholders or Diluted earnings (loss) per common share.